PennantPark Investment Corporation Announces Financial Results for the Quarter Ended March 31, 2014

NEW YORK, NY -- (Marketwired - May 07, 2014) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the second fiscal quarter ended March 31, 2014.

HIGHLIGHTS

Quarter ended March 31, 2014
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                             $1,257.0
  Net assets                                                       $  741.2
  Net asset value per share                                        $  11.13

  Credit Facility (cost $313.8)                                    $  313.7
  2025 Notes (cost $71.3)                                          $   70.6
  SBA debentures                                                   $  150.0

Yield on debt investments at quarter-end                               12.7%

Operating Results:
  Net investment income                                            $   20.0
  Net investment income per share                                  $   0.30
  Distributions declared per share                                 $   0.28

Portfolio Activity:
  Purchases of investments                                         $  142.0
  Sales and repayments of investments                              $  116.8

  Number of new portfolio companies invested                              4
  Number of existing portfolio companies invested                         6
  Number of portfolio companies at quarter-end                           68

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 8, 2014

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, May 8, 2014 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 339-3513 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2228. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through May 22, 2014 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #9935995.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2014, our portfolio totaled $1,257.0 million and consisted of $322.2 million of senior secured loans, $407.0 million of second lien secured debt, $378.1 million of subordinated debt and $149.7 million of preferred and common equity investments. Our debt portfolio consisted of 44% fixed-rate and 56% variable-rate investments (including 48% with a London Interbank Offered Rate, or LIBOR, or prime floor). Our overall portfolio consisted of 68 companies with an average investment size of $18.5 million, had a weighted average yield on debt investments of 12.7% and was invested 26% in senior secured loans, 32% in second lien secured debt, 30% in subordinated debt and 12% in preferred and common equity investments.

As of September 30, 2013, our portfolio totaled $1,078.2 million and consisted of $299.5 million of senior secured loans, $357.5 million of second lien secured debt, $302.5 million of subordinated debt and $118.7 million of preferred and common equity investments. Our debt portfolio consisted of 52% fixed-rate and 48% variable-rate investments (including 44% with a LIBOR or prime floor). Our overall portfolio consisted of 61 companies with an average investment size of $17.7 million, had a weighted average yield on debt investments of 13.0% and was invested 28% in senior secured loans, 33% in second lien secured debt, 28% in subordinated debt and 11% in preferred and common equity investments.

For the three months ended March 31, 2014, we invested $142.0 million in four new and six existing portfolio companies with a weighted average yield on debt investments of 12.0%. Sales and repayments of investments for the three months ended March 31, 2014 totaled $116.8 million. For the six months ended March 31, 2014, we invested $370.0 million in 13 new and 13 existing portfolio companies with a weighted average yield on debt investments of 12.2%. Sales and repayments of investments for the six months ended March 31, 2014 totaled $260.8 million.

For the three months ended March 31, 2013, we invested $75.4 million in one new and seven existing portfolio companies with a weighted average yield on debt investments of 13.5%. Sales and repayments of investments for the three months ended March 31, 2013 totaled $42.5 million. During the three months ended March 31, 2013, we had one investment restructured after going on non-accrual status. For the six months ended March 31, 2013, we invested $243.8 million in six new and 14 existing portfolio companies with a weighted average yield on debt investments of 12.9%. Sales and repayments of investments for the six months ended March 31, 2013 totaled $153.4 million.

RESULTS OF OPERATIONS
Set forth below are the results of operations for the three and six months ended March 31, 2014 and 2013.

Investment Income

Investment income for the three and six months ended March 31, 2014 was $37.9 million and $72.3 million, respectively, and was attributable to $10.6 million and $20.2 million from senior secured loans, $14.3 million and $26.6 million from second lien secured debt investments, $12.7 million and $24.1 million from subordinated debt investments, and $0.3 million and $1.4 million from equity investments, respectively. This compares to investment income for the three and six months ended March 31, 2013, which was $31.0 million and $64.0 million, respectively, and was attributable to $9.2 million and $18.0 million from senior secured loans, $8.6 million and $15.0 million from second lien secured debt investments, $13.2 million and $29.7 million from subordinated debt investments, and zero and $1.3 million from equity investments, respectively. The increase in investment income compared with the same period in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and six months ended March 31, 2014 totaled $17.8 million and $34.3 million, respectively. Base management fee for the same periods totaled $6.0 million and $11.8 million, incentive fees totaled $5.0 million and $9.5 million, debt related interest and expenses totaled $5.1 million and $9.7 million and general and administrative expenses totaled $1.7 million and $3.3 million, respectively. This compares to expenses for the three and six months ended March 31, 2013, which totaled $17.0 million and $31.8 million, respectively. Base management fee for the same periods totaled $5.3 million and $10.5 million, incentive fees totaled $3.6 million and $8.1 million, debt related interest and expenses (excluding the $2.4 million debt issuance expenses associated with our 2025 Notes) totaled $4.0 million and $7.1 million and general and administrative expenses and excise tax totaled $1.7 million and $3.7 million, respectively. The increase in expenses was primarily due to the higher financing costs.

Net Investment Income
Net investment income totaled $20.0 million and $38.0 million, or $0.30 and $0.57 per share, for the three and six months ended March 31, 2014, respectively. Net investment income totaled $14.1 million and $32.2 million, or $0.21 and $0.49 per share, for the three and six months ended March 31, 2013, respectively. The increase in net investment income over the prior year was due to the growth of our portfolio and the absence of debt issuance costs during the most recent periods, which savings were partially offset by higher financing costs.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2014 totaled $116.8 million and $260.8 million, respectively, and realized gains totaled $3.0 million and $5.7 million, respectively. Sales and repayments of investments for the three and six months ended March 31, 2013 totaled $42.5 million and $153.4 million, respectively, and realized losses totaled $1.8 million and $1.0 million, respectively. The increase in realized gains was driven by changes in market conditions of our investments.

Unrealized Appreciation or Depreciation on Investments, Credit Facility and 2025 Notes

For the three and six months ended March 31, 2014, we reported net unrealized appreciation on investments of $23.8 million and $38.5 million, respectively. For the three and six months ended March 31, 2013, we reported a net unrealized appreciation on investments of $15.2 million and $25.2 million, respectively. As of March 31, 2014 and September 30, 2013, our net unrealized appreciation (depreciation) on investments totaled $25.2 million and $(13.3) million, respectively. The increase over the prior year was the result of changes in the market values of our investments offset by reversals of unrealized appreciation upon exiting our investments.

For the three and six months ended March 31, 2014, we reported net unrealized appreciation on our multi-currency, senior secured revolving credit facility, or the Credit Facility, and our 6.25% senior notes due in 2025, or the 2025 Notes, of $6.1 million and $2.0 million, respectively. For the three and six months ended March 31, 2013, we reported a net unrealized appreciation on our Credit Facility and 2025 Notes of $0.4 million and $1.0 million, respectively. Net change in unrealized appreciation on the Credit Facility and 2025 Notes over the prior year was due to changes in the capital markets.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $40.7 million and $80.1 million, or $0.61 and $1.20 per share, for the three and six months ended March 31, 2014, respectively. This compares to a net increase in net assets resulting from operations of $27.0 million and $55.5 million, or $0.41 and $0.84 per share, for the three and six months ended March 31, 2013, respectively. The increase compared to the prior periods was due to the continued growth of our portfolio and appreciation of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of March 31, 2014 and September 30, 2013, there was $313.8 million (including a temporary draw of $10.0 million) and $145.5 million (including a temporary draw of $28.0 million), respectively, in outstanding borrowings under the Credit Facility, with a weighted average interest rate at the time of 3.07% and 3.33%, exclusive of the fee on undrawn commitments of 0.50%.

As of March 31, 2014 and September 30, 2013, we had $71.3 million of 2025 Notes outstanding with a fixed interest rate of 6.25%, per year.

As of March 31, 2014 and September 30, 2013, our consolidated subsidiaries, PennantPark SBIC LP and its general partner, PennantPark SBIC GP, LLC, and PennantPark SBIC II LP and its general partner, PennantPark SBIC GP II, LLC, had $225.0 million and $150.0 million was drawn for each period. The Small Business Administration, or SBA, debentures' upfront fees of 3.43% consist of a commitment fee of 1.00% and an issuance discount of 2.43%. Both fees will be amortized over the lives of the loans.

The annualized weighted average cost of debt for the six months ended March 31, 2014 and 2013, inclusive of the fee on the undrawn commitment on the Credit Facility and amortized upfront fees on SBA debentures, was 4.03% and 4.01%, respectively.

Our operating activities used cash of $133.2 million for the six months ended March 31, 2014, primarily for net purchases of investments. Our financing activities provided cash of $131.1 million for the same period, primarily from net borrowings under our Credit Facility.

Our operating activities used cash of $63.1 million for the six months ended March 31, 2013, primarily for net purchases of investments. Our financing activities provided cash of $72.9 million for the same period, primarily from the proceeds of the issuance of the 2025 Notes.

DISTRIBUTIONS

During the three and six months ended March 31, 2014, we declared to stockholders distributions of $0.28 and $0.56 per share, respectively, for total distributions of $18.6 million and $37.3 million, respectively. For the same periods in the prior year, we declared distributions of $0.28 and $0.56 per share, respectively, for total distributions of $18.6 million and $37.2 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                         March 31, 2014  September 30, 2013
                                          (unaudited)
                                        ---------------  ------------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments (cost-$1,021,017,312 and
   $928,078,589, respectively)          $ 1,091,405,997  $      968,471,042
  Non-controlled, affiliated
   investments (cost-$107,758,689 and
   $99,021,141, respectively)                81,022,008          76,735,800
  Controlled, affiliated investments
   (cost-$103,035,435 and $64,418,155,
   respectively)                             84,546,168          32,968,711
                                        ---------------  ------------------
  Total of investments (cost-
   $1,231,811,436 and $1,091,517,885,
   respectively)                          1,256,974,173       1,078,175,553
Cash and cash equivalents (cost-
 $56,300,349 and $58,440,829,
 respectively)                               56,302,305          58,440,829
Interest receivable                          11,498,342          10,894,893
Deferred financing costs and other
 assets                                       6,649,539           5,815,817
                                        ---------------  ------------------
    Total assets                          1,331,424,359       1,153,327,092
                                        ---------------  ------------------
Liabilities
Distributions payable                        18,639,330          18,619,812
Payable for investments purchased                     -          52,544,704
Unfunded investments                         22,875,000           7,241,667
Credit Facility payable (cost-
 $313,809,200 and $145,500,000,
 respectively)                              313,686,977         145,500,000
SBA debentures payable (cost-
 $150,000,000)                              150,000,000         150,000,000
2025 Notes payable (cost-$71,250,000)        70,566,000          68,400,000
Management fee payable                        6,027,293           5,419,557
Performance-based incentive fee payable       5,007,264           4,274,881
Interest payable on debt                      1,687,100           1,810,466
Accrued other expenses                        1,772,583           2,009,806
                                        ---------------  ------------------
    Total liabilities                       590,261,547         455,820,893
                                        ---------------  ------------------
Commitments and contingencies
Net assets
Common stock, 66,569,036 and 66,499,327
 shares issued and outstanding,
 respectively.
  Par value $0.001 per share and
   100,000,000 shares authorized.                66,569              66,499
Paid-in capital in excess of par value      756,809,951         756,017,096
Distributions in excess of net
 investment income                           (3,963,461)         (4,675,217)
Accumulated net realized loss on
 investments                                (37,721,163)        (43,409,847)
Net unrealized appreciation
 (depreciation) on investments               25,164,693         (13,342,332)
Net unrealized depreciation on debt             806,223           2,850,000
                                        ---------------  ------------------
    Total net assets                    $   741,162,812  $      697,506,199
                                        ---------------  ------------------
    Total liabilities and net assets    $ 1,331,424,359  $    1,153,327,092
                                        ===============  ==================
Net asset value per share               $         11.13  $            10.49
                                        ===============  ==================

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                   Three Months Ended March 31,  Six Months Ended March 31,
                   ----------------------------  --------------------------
                        2014           2013          2014          2013
                   -------------  -------------  ------------  ------------
Investment income
 from:
Non-controlled,
 non-affiliated
 investments:
  Interest         $  31,858,467  $  28,058,570  $ 60,823,402  $ 53,827,187
  Other income and
   dividends           2,336,170        876,680     4,851,027     5,242,954
Non-controlled,
 affiliated
 investments:
  Interest             1,453,003        938,261     2,717,613     2,330,764
  Other income                 -              -             -       227,800
Controlled,
 affiliated
 investments:
  Interest             2,231,179      1,183,750     3,624,633     2,386,457
  Other income                 -              -       300,833             -
                   -------------  -------------  ------------  ------------
  Total investment
   income             37,878,819     31,057,261    72,317,508    64,015,162
                   -------------  -------------  ------------  ------------
Expenses:
  Base management
   fee                 6,027,293      5,328,100    11,774,353    10,456,711
  Performance-based
   incentive fee       5,007,264      3,559,244     9,496,043     8,104,498
  Interest and
   expenses on debt    5,099,113      3,984,909     9,672,746     7,079,774
  Administrative
   services
   expenses              928,954      1,155,537     1,840,550     2,327,859
  Other general and
   administrative
   expenses              778,592        719,423     1,541,096     1,479,955
                   -------------  -------------  ------------  ------------
  Expenses before
   taxes and debt
   issuance costs     17,841,216     14,747,213    34,324,788    29,448,797
  Tax expense
   (benefit)               8,548       (190,197)        8,548      (114,896)
  Debt issuance
   costs                       -      2,437,500             -     2,437,500
                   -------------  -------------  ------------  ------------
  Total expenses      17,849,764     16,994,516    34,333,336    31,771,401
                   -------------  -------------  ------------  ------------
  Net investment
   income             20,029,055     14,062,745    37,984,172    32,243,761
                   -------------  -------------  ------------  ------------
Realized and
 unrealized gain
 (loss) on
 investments and
 debt:
Net realized gain
 (loss) on
 investments           3,029,573     (1,830,764)    5,688,684      (959,632)
Net change in
 unrealized
 appreciation
 (depreciation) on:
  Non-controlled,
   non-affiliated
   investments        15,782,680     26,227,226    29,998,188    32,289,547
  Controlled and
   non-controlled,
   affiliated
   investments         7,987,620    (11,059,378)    8,508,837    (7,085,161)
  Debt appreciation   (6,147,777)      (427,500)   (2,043,777)     (975,000)
                   -------------  -------------  ------------  ------------
  Net change in
   unrealized
   appreciation on
   investments and
   debt               17,622,523     14,740,348    36,463,248    24,229,386
                   -------------  -------------  ------------  ------------
Net realized and
 unrealized gain
 from investments
 and debt             20,652,096     12,909,584    42,151,932    23,269,754
                   -------------  -------------  ------------  ------------
Net increase in net
 assets resulting
 from operations   $  40,681,151  $  26,972,329  $ 80,136,104  $ 55,513,515
                   =============  =============  ============  ============
Net increase in net
 assets resulting
 from operations
 per common share  $        0.61  $        0.41  $       1.20  $       0.84
                   -------------  -------------  ------------  ------------
Net investment
 income per common
 share             $        0.30  $        0.21  $       0.57  $       0.49
                   -------------  -------------  ------------  ------------

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates, " "believes, " "expects, " "intends, " "seeks, " "plans, " "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com